Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated as of the report date listed below, relating to the financial statements and financial highlights which appears in the following Annual Reports to Shareholders of the below listed Funds, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Service Providers”, “Auditors”, and “Financial Statements” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund
12/22/10	10/31/10	Large Cap Blend II
2/22/11	12/31/10	Large Cap Blend

/s/ PricewaterhouseCoopers LLP

Boston, MA

July 14, 2011